UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2014

AMERICAN EAGLE ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-50906	20-0237026
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2549 W. Main Street, Suite 202, Littleton, Colorado 80120
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 798-5235

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 — OTHER EVENTS

Item 8.01. Other Events.

On February 17, 2014, American Eagle Energy Corporation (the “Company”) received the reserve report as of December 31, 2013 (the “Reserve Report”) prepared for the Company by its independent petroleum engineering firm, Ryder Scott Company, L.P. (“Ryder Scott”).

In the Reserve Report, Ryder Scott estimated the proved, probable, and possible reserves, future production, and income attributable to certain leasehold interests of the Company as of December 31, 2013. The properties evaluated by Ryder Scott represent 100 percent of the total net proved, probable, and possible liquid hydrocarbon reserves and 100 percent of the total net proved, probable, and possible gas reserves of the Company as of December 31, 2013.

A copy of the Reserve Report is attached hereto as Exhibit 99.1. Investors are cautioned to review the Reserve Report in its entirety.

SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit	Description of Exhibit

	23.1*	Consent of Ryder Scott Company, L.P.
	99.1*	Report of Ryder Scott Company, L.P., as of December 31, 2013

_________________

* Filed herewith.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 10, 2014	AMERICAN EAGLE ENERGY CORPORATION

	By:	/s/ Bradley M. Colby
Bradley M. Colby
President and Chief Executive Officer

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